UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2009

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Ceragenix Pharmaceuticals, Inc. held on June 5, 2009, the Committee made the following decisions:

1.     The Committee determined not to award annual stock option grants to employees and directors.  In accordance with past practice, annual awards have been issued at the June meeting of the Board of Directors.  The Committee may reconsider annual awards at the December 2009 meeting;

2.     The Committee approved registering the common shares underlying the Ceragenix Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan (the “Plan”) on Form S-8 by no later than June 5, 2010;

3.     The Committee approved registering the common shares underlying all previously issued stock options not issued pursuant to the Plan by no later than June 5, 2011; and

4.     The Committee approved modifying all outstanding stock option awards to have a cashless exercise provision until such time that the underlying common shares have been registered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	June 10, 2009	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer